Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 18, 2011, except for the second paragraph of Note 1, as to which the date is November 25, 2011, in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-176445) and related Prospectus of Inergy Midstream, L.P. (formerly Inergy Midstream, LLC) for the registration of common units.

/s/ Ernst & Young LLP

Kansas City, Missouri

December 2, 2011